                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              Cambrex Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

[CAMBREX LOGO]

                              CAMBREX CORPORATION

                            ------------------------

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 26, 2001

     Notice Is Hereby Given that the 2001 Annual Meeting of Stockholders of Cambrex Corporation (the "Company") will be held in the Hambletonian Room at the Sheraton Meadowlands Hotel, Two Meadowlands Plaza, East Rutherford, New Jersey on April 26, 2001, at 1:00 P.M., for the following purposes:

1. to elect four (4) directors in Class II to hold office until the 2004 Annual Meeting of Stockholders and until their successors shall be elected and qualified; and

2. to consider and act upon the authorization of an additional 40,000,000 shares of common stock of the Corporation; and

3. to consider and act upon the approval of a Performance Stock Option Plan; and

4. to consider and act upon the approval of the appointment of PricewaterhouseCoopers L.L.P. as independent accountants for 2001; and

5. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of Common Stock of the Company at the close of business on March 15, 2001, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219. Stockholders may make arrangements for such inspection by contacting Peter E. Thauer, Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.
                                               By order of the Board of
                                               Directors,

                                                            Peter E. Thauer,
                                                                 Secretary

March 16, 2001

                   THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
         PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
                RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

                              CAMBREX CORPORATION

                            ------------------------

                             2001 ANNUAL MEETING OF
                                  STOCKHOLDERS
                                PROXY STATEMENT

                            ------------------------

                               PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambrex Corporation (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held on April 26, 2001, and at any adjournment of the meeting. The address of the Company's principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders on or about March 19, 2001.

     The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone or telegraph by the Company's officers, directors and employees without special compensation for such activities.

                        REVOCABILITY AND VOTING OF PROXY

     A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon and if no instructions are indicated, will be voted for the election of the four nominees for director named herein, in favor of the approval of the authorization of an additional 40,000,000 shares of Common Stock of the Corporation, and for approval of a Performance Stock Option Plan, and in favor of the selection of PricewaterhouseCoopers L.L.P. as independent accountants for the Company. The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, the proxy will be voted for such substitute nominee, if any, as the Board of Directors shall propose.

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

                         RECORD DATE AND VOTING RIGHTS

     The Company has only one class of voting securities, Common Stock, par value $0.10 ("Common Stock"). Only holders of Common Stock of the Company of record at the close of business on March 15, 2001, will be entitled to vote at the meeting. On such record date there were outstanding and entitled to vote shares of Common Stock and each such share is entitled to one vote.

                             PRINCIPAL STOCKHOLDERS

     The following sets forth information with respect to the only persons of which the Company is aware as of February 15, 2001, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

                                                          NUMBER OF SHARES         PERCENT
                   NAME AND ADDRESS                     BENEFICIALLY OWNED(1)    OF CLASS(2)
                   ----------------                     ---------------------    -----------
Capital Research and Management Company...............        2,545,000(3)           10.1%
SMALLCAP World Fund, Inc.
333 South Hope Street
Los Angeles, California 90071
Cyril C. Baldwin, Jr. ................................        1,351,480(4)           5.31%
39 Locust Avenue
New Canaan, Connecticut 06840

---------------
(1) Unless otherwise indicated (a) share ownership is based upon information furnished as of February 15, 2001, by the beneficial owner, and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 25,443,353 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2001, and (ii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.

(3) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 9, 2001 and filed by Capital Research and Management Company ("Capital"), Capital reported that it has sole dispositive power over 2,545,000 shares. Included in the 2,545,000 shares reported is an aggregate amount of 1,400,000 shares beneficially owned by SMALLCAP World Fund, Inc., which is advised by Capital. The shares reported on Capital's Schedule 13G are reported beneficially owned by SMALLCAP World Fund, Inc. and beneficial ownership is disclaimed pursuant to Rule 13d-4 by Capital.

(4) Includes 3,806 share equivalents held in the Director's Deferred Compensation Plan, 9,000 shares issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans and 225,000 shares held by a family member as to which Mr. Baldwin disclaims beneficial ownership.

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table gives information concerning the beneficial ownership of the Company's Common Stock on February 15, 2001, by (i) each director and nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table (below) and (iii) all directors and executive officers of the Company as a group.

                                                        SHARES
                                                     BENEFICIALLY        PERCENT
BENEFICIAL OWNERS                                      OWNED(1)        OF CLASS(2)
-----------------                                    ------------      -----------
Cyril C. Baldwin, Jr. .............................   1,351,480(3)         5.31%
Rosina B. Dixon, M.D. .............................      19,965(4)            *
George J.W. Goodman................................      27,067(5)            *
Roy W. Haley.......................................       8,340(6)            *
Kathryn Rudie Harrigan.............................      17,035(4)            *
Leon J. Hendrix, Jr. ..............................      20,767(7)            *
Ilan Kaufthal......................................      32,916(8)            *
William B. Korb....................................       9,109(9)            *
Robert LeBuhn......................................      37,466(10)           *
James A. Mack......................................     754,969(11)        2.96%
John R. Miller.....................................       9,248(12)           *
Douglas H. MacMillan...............................     121,782(13)           *
Claes Glassell.....................................     265,801(14)        1.04%
Steven M. Klosk....................................     320,334(15)        1.26%
Paolo Russolo......................................      86,870(16)           *
All Directors and Executive Officers as a group (26
  Persons).........................................   3,358,611(17)       13.19%

---------------
  *  Beneficial Ownership is less than 1% of the Common Stock outstanding

 (1) Except as otherwise noted, reported share ownership is as of February 15, 2001. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he or she beneficially owns.

 (2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 25,443,353 shares of Common Stock issued and outstanding (excluding treasury shares) on February 15, 2001, (ii) all shares of Common Stock subject to stock options which are held by such beneficial owner and are exercisable within 60 days of February 15, 2001, and (iii) 23,922 shares still to be issued in connection with the 1993 conversion of the Company's 9% Convertible Subordinated Notes.

 (3) The number of shares reported includes 3,806 share equivalents held in the Director's Deferred Compensation Plan and 9,000 shares issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans and 225,000 shares held by a family member for which beneficial ownership of such shares is disclaimed.

 (4) The number of shares reported includes 10,500 shares issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans.

 (5) The number of shares reported includes 13,500 shares issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans and 7,951 share equivalents held at February 15, 2001 in the Company's Directors' Deferred Compensation Plan.

 (6)The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company's 1996 Stock Option Plan and 2,340 share equivalents held at February 15, 2001 in the Company's Directors' Deferred Compensation Plan.

 (7) The number of shares reported includes 10,500 shares issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans and 7,267 share equivalents held at February 15, 2001 in the Company's Directors' Deferred Compensation Plan.

 (8) The number of shares reported includes 13,500 shares issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans.

 (9) The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company's 1996 Stock Option Plan, 1,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 2,109 share equivalents held at February 15, 2001 in the Company's Directors' Deferred Compensation Plan.

(10) The number of shares reported includes 13,500 shares issuable upon exercise of options granted under the Company's 1994 and 1996 Stock Option Plans, 3,000 shares held by a family member for which beneficial ownership of such shares is disclaimed, and 7,670 share equivalents held at February 15, 2001 in the Company's Directors' Deferred Compensation Plan.

(11) The number of shares reported includes 378,239 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 39,639 shares held at December 31, 2000 in the Company's Savings Plan, and 92,248 share equivalents held at February 15, 2001 in the Company's Deferred Compensation Plan. 916 shares held by a family member is not included and beneficial ownership of such shares is disclaimed.

(12) The number of shares reported includes 6,000 shares issuable upon exercise of options granted under the Company's 1996 Stock Option Plans.

(13) The number of shares reported includes 110,000 shares issuable upon exercise of options granted under the Company's Stock Option Plans, 1,410 shares held at December 31, 2000 in the Company's Savings Plan.

(14) The number of shares reported consists of 254,000 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 3,675 shares held at December 31, 2000 in the Company's Savings Plan.

(15) The number of shares reported includes 255,000 shares issuable upon exercise of options granted under the Company's Stock Option Plans and 10,063 shares held at December 31, 2000 in the Company's Savings Plan, and 47,691 share equivalents held at February 15, 2001 in the Company's Deferred Compensation Plan.

(16) The number of shares reported includes 80,000 shares issuable upon exercise of options granted under the Company's Stock Option Plans.

(17) The number of shares reported includes 1,602,532 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days and 65,122 shares held at December 31, 2000 in the Company's Savings Plan, 31,143 share equivalents held at February 15, 2001 in the Director's Deferred Compensation Plan and 219,051 share equivalents held at February 15, 2001 in the Company's Deferred Compensation Plan. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

                               BOARD OF DIRECTORS

     The Board of Directors is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as required. During 2000 the Board held seven meetings.

     The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Environmental Committee and the Governance Committee.

     The Audit Committee, comprised of four non-employee directors, recommends to the Board the accounting firm to act as the independent accountants for the Company, consults with the accounting firm concerning the scope of the audit, reviews the audit results and reviews the Company's internal financial controls and procedures with the accountants and with members of management. The Audit Committee held three meetings in 2000.

     The Compensation Committee, comprised of four non-employee directors, oversees the Company's executive compensation programs and policies and administers the Company's Stock Option and Long-term Incentive Plans. The Compensation Committee held six meetings in 2000.

     The Environmental Committee, comprised of ten non-employee directors, oversees the Company's environmental affairs. The Environmental Committee held four meetings during 2000.

     The Governance Committee, comprised of four non-employee directors, is responsible for reporting to the Board of Directors concerning its evaluation of the performance of the Chief Executive Officer, individual directors and the Board as a whole. The Governance Committee makes recommendations to the Board of Directors concerning nominees for election to the Board at Annual Meetings and candidates for newly created directorships and vacancies on the Board. The Governance Committee will consider nominees recommended by stockholders. Such recommendations for the 2002 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 24, 2002, and should include a statement of the nominee's qualifications. The Governance Committee held two meetings in 2000.

     Under the retirement policy for non-employee directors established by the Board of Directors in 1989, a non-employee director (other than incumbent directors when the policy was adopted) must not have attained age 72 at the time of election and may not serve as a director beyond the Annual Meeting next following such person's 72nd birthday.

COMPENSATION OF DIRECTORS

     During 2000 the Company paid each non-employee director of the Company an annual fee of $18,000, as well as $1,000 for each Board, Committee (other than the Environmental Committee) and Stockholders' Meeting attended, except that the Chairmen of the Compensation, Audit and Governance Committees received $1500 for each Committee meeting attended. The Chairman of the Environmental Committee received $1500 for each Environmental Committee meeting attended, but the remaining Committee members did not receive fees for meeting attendance. In 1995 the Board adopted a policy that a minimum of one-half of Board fees shall be paid in Company Common Stock, and that each director, within three years after joining the Board, shall have acquired an amount of Company Common Stock equal in value to the annual Board retainer. Directors also receive reimbursement for expenses incurred in connection with attendance. Employees of the Company who are directors are not paid any separate fees for acting as directors.

     In 1995, the Board adopted a Non-Employee Directors' Deferred Compensation Plan permitting Directors to defer receipt of Board fees including Company Common Stock otherwise issuable in payment of Board fees beginning with fees payable after January 1, 1996.

     In January 1998 the Board of Directors adopted the 1998 Performance Stock Option Plan (the "1998 Plan") which was approved by shareholders at the 1998 Annual Meeting of Stockholders. Pursuant to the terms of the Non-Employee Director Program of the 1998 Plan, each new, non-employee director shall be awarded an option to purchase 2,000 shares of the Company's Common Stock upon election as a director. The 1998 Plan further provides that each non-employee director will receive a grant of options to purchase 2,000 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company. Each such option will have a per share exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted to non-employee directors shall be non-qualified options with a ten year term. Each option will become exercisable six months after the date of grant, subject to acceleration upon a change in control. In April 2000 the Board of Directors granted options to purchase 2,000 shares of Common Stock under the 1998 Plan to Cyril C. Baldwin, Jr., Rosina B. Dixon, George J. W. Goodman, Roy W. Haley, Kathryn Rudie Harrigan, Leon J. Hendrix, Jr., Ilan Kaufthal, William B. Korb, Robert LeBuhn, and John R. Miller.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. The term of office of the directors in Class II expires at this Annual Meeting with the terms of office of the directors in Class III and Class I ending at successive Annual Meetings. At this Annual Meeting four directors in Class II will be elected to hold office until the 2004 Annual Meeting and until their successors shall be elected and qualified. To be elected, each nominee for director requires a majority of the votes cast. Abstentions from voting (but not including broker non-votes) will have the effect of votes against the nominees. The following sets forth with respect to the four persons who have been nominated by the Board of Directors for election at this Annual Meeting and the other directors of the Company certain information concerning their positions with the Company (including its predecessor and now wholly-owned subsidiary CasChem, Inc.) and principal outside occupations and other directorships held.

             DIRECTORS SERVING UNTIL 2001 ANNUAL MEETING (CLASS II)

     Rosina B. Dixon, M.D. (age 58). Director since 1995 and member of the Compensation and Environmental Committees of the Board of Directors. Dr. Dixon has been a consultant to the pharmaceutical industry since May 1986. Prior to that time, she was Vice President and Secretary of Medical Market Specialties Incorporated, as well as a member of its Board of Directors. Dr. Dixon previously served as Medical Director, Schering Laboratories, Schering-Plough Corporation. Prior to that, she was Executive Director Biodevelopment, Pharmaceuticals Division, CIBA-GEIGY Corporation. She is a member of the Boards of Directors of Church & Dwight Co., Inc. and Enzon, Inc.

     Roy W. Haley (age 54). Director since 1998. Member of the Audit, Governance and Environmental Committees of the Board of Directors. Chairman, President and Chief Executive Office of WESCO Distribution, Inc., an electrical distribution company. Prior to joining WESCO in 1994, served as President and Chief Operating officer of American General Corporation, one of the nation's largest consumer financial services organizations. Began his career in 1969 with the management consulting division of Arthur Andersen & Co. where he held various key positions and served as a partner from 1980 until 1988. Director of United Stationers, Inc. (NYSE), Development Dimensions, Inc. and both the National Association of Wholesalers and the National Association of Electrical Distribution Education Foundation.

     Leon J. Hendrix, Jr. (age 59). Director since 1995 and Chairman of the Governance Committee and member of the Environmental Committee of the Board of Directors. Principal of Clayton, Dubilier & Rice, Inc., a private investment firm, since November 1993. Prior thereto, Mr. Hendrix was with Reliance Electric Company, a manufacturer and seller of industrial and telecommunications equipment and services, since 1973, where he held a series of executive level positions, most recently Chief Operating Officer and a member of the Board of Directors since 1992. Mr. Hendrix is a member of the Boards of Directors of Keithley Instruments, Inc., NACCO Industries, Inc., Chairman of RACI Holding, Inc. and Remington Arms Co., Riverwood Holding Inc. and Riverwood International Corporation. He is also a member of the Clemson University Board of Trustees, previously served on the Board of Governors of the National Electrical Manufacturers Association and the Board of Directors of the Cleveland Chapter of the American Red Cross.

     Ilan Kaufthal (age 53). Director since the Company commenced business in 1981. Chairman of the Audit Committee and member of the Environmental Committee of the Board of Directors. Vice Chairman of Investment Banking at Bear, Stearns & Co., Inc. since joining that firm in May 2000. He was with Schroder &

Co. Incorporated as Vice Chairman and head of mergers and acquisitions for thirteen years. Prior thereto, he was with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, as its Senior Vice President and Chief Financial officer. Director of United Retail Group, Inc., Russ Berrie & Company, Inc., Fairfield Communities, Inc., ASI Solutions, Inc. and Edmunds.com. He also serves as a member of the Board of Trustees of The Jewish Museum.

            DIRECTORS SERVING UNTIL 2002 ANNUAL MEETING (CLASS III)

     William B. Korb (age 60). Director since January 1999 and member of the Compensation and Environmental Committees of the Board of Directors. Director, President and Chief Executive Officer of Gilbarco Inc. since 1987 until his retirement earlier this year. Prior to joining Gilbarco, the world's leading gasoline pump and dispenser manufacturing company, was Operating Vice President of Reliance Electric Company, a position he held from 1979 to 1987. Director of General Electric Company Inc. USA, Beijing Chang Gi Service Station Equipment Co., Ltd., and Avery India Limited. Member of the Board of Trustees of Guest Services, Inc.

     James A. Mack (age 63). Director, President and Chief Operating Officer of the Company since joining the Company in February 1990 and Chief Executive Officer since April 1995. Appointed Chairman of the Board of Directors in October 1999. Prior thereto with Olin Corporation, a manufacturer of chemical and other products since 1984 as Vice President, Specialty Chemicals and, more recently, Vice President, Performance Chemicals Executive Vice President of Oakite Products, Inc. from 1982 to 1984. Prior to joining Oakite held various positions with The Sherwin-Williams Company, most recently as President and General Manager of the Chemicals Division from 1977 to 1981. Past Chairman of the Board of Governors of the Synthetic Organic Chemical Manufacturing Association. Member of the Board of Trustees of the Michigan Tech Alumni Fund, and currently a member of the Board of Directors of the Chemical Manufacturing Association and Golden Bear Oil Specialties.

     John R. Miller (age 63). Director since 1998. Chairman of the Compensation Committee and member of the Environmental Committee. Founder, Chairman and Chief Executive Office of Petroleum Partners, Inc., a buyout firm. Prior thereto with The Standard Oil Company serving as President and Chief Operating Officer from 1980 until 1986. His post immediately prior to assuming the Presidency was that of Senior Vice President, Technology and Chemicals. Among the other positions held was Vice President of Finance and later as Vice President of Transportation. Director of Eaton Corporation and Waterlink, Inc. Past Director and Chairman of the Federal Reserve Bank of Cleveland.

NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2003 ANNUAL MEETING (CLASS I)

     Cyril C. Baldwin, Jr. (age 73). Director and President (until early 1990) since the Company commenced business in 1981 and Chief Executive Officer since 1984 until his retirement in April, 1995. Chairman of the Board since his election in 1991 until his retirement as Chairman in October 1999. Currently Chairman Emeritus of the Board and Chairman of the Environmental Committee and member of the Governance Committee of the Board of Directors. Director of Church & Dwight Co., Inc. and Congoleum Corporation and a member of NewsBank's Advisory Board.

     George J. W. Goodman (age 70). Director since the Company commenced business in 1981. Member of the Audit and Environmental Committees of the Board of Directors. Since 1971 has been the President and currently is also Chairman and Chief Executive Officer of Continental Fidelity, Inc., an editorial consulting services and products firm. Director of New England Life Insurance, and member of the Advisory Council of the Princeton University Center for International Studies and a Life Trustee of the Urban Institute.

     Kathryn Rudie Harrigan (age 49). Director since 1994. Member of the Audit and Environmental Committees of the Board of Directors. Since 1981, Professor, Management of Organizations Division of the Columbia University Business School, and, since 1993, the Henry L. Kravis Professor of Business Leadership at Columbia University Business School. Member of the Boards of Johns Manville Corporation and Active International.

     Robert LeBuhn (age 68). Director since the Company commenced business in 1981. Member of the Compensation, Governance and Environmental Committees of the Board of Directors. Retired Chairman, Investor International (U.S.), Inc., a private investment firm. Mr. LeBuhn was President from 1984 to 1993, and Chairman until December 1994. Director of US Airways Group, Inc., Acceptance Insurance Companies, Inc., and Enzon, Inc.

     During 2000, each incumbent director attended more than 90% of the aggregate of the meetings of the Board and Committees of the Board of which such director was a member.

RELATED PARTY TRANSACTION

     During 1999, at the recommendation of the Compensation Committee, the Company granted a loan to Mr. James A. Mack in the sum of $80,000 for personal reasons.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's securities to file reports of ownership and transactions in the Corporation's securities with the Securities and Exchange Commission and the New York Stock Exchange. Such directors, executive officers and ten percent stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representation from certain reporting persons, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its directors, executive officers and ten percent stockholders were satisfied.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     Cambrex seeks to be a leading supplier of products and services to the life sciences industry, providing superior return to its owners. To achieve this, the Company plans to be among the top quartile of its peers within the industry. To meet these objectives, the Company must be able to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results. Accordingly, the Company's compensation programs are designed to reward above average performance and provide incentive opportunity to be competitive in the labor markets in which the Company participates.

EXECUTIVE COMPENSATION

     The Company's executive compensation administration program involves two components. Annual compensation is in the form of base salary plus a yearly incentive award. Long-term compensation consists of stock options, which are intended to reward executives when improvements in operating performance increase the market value of the Company for its stockholders.

     The accomplishment of results measured against the executives' goals and objectives are reviewed by the Compensation Committee subsequent to review and recommendation from the Office of the Chairman. Executives are rewarded for results achieved that contribute to key operating results, i.e., sales, net income, return on investment, and other assigned goals including but not limited to: service and quality improvement, product and marketing development, technology development, and personnel development. The Company uses independent salary surveys of its Peer Group, as well as national compensation surveys, to assist in determining appropriate levels of compensation for each executive position. The Company targets annual executive salaries at the median levels in companies surveyed.

     Annual incentive compensation awards are based on corporate financial performance and individual performance measured against agreed goals and objectives. The achievement of personal objectives determines individual awards. The incentive plan provides a better than average individual award when net income substantially exceeds prior year's earnings. In January 1998 the Committee amended the Company's executive compensation award program to include individual measurements against agreed annual operating goals and longer-term strategic growth objectives. Under this program two-thirds of the award is based on annual goals and paid in cash, while the remaining one-third is based on longer-term growth objectives and be awarded in the form of Company stock having a three-year holding period.

     Long-term compensation for executives also includes Company stock option grants, which are awarded based on an individual's position in the Company, the individual's performance, and the number of outstanding stock option awards held by the individual. The type of option available to the Company's key Employees, including those individuals named in the Summary Compensation Table (below), would become exercisable if the publicly traded share price of the Company's shares exceeds predetermined levels for designated periods of time.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mack, the Company's Chairman and Chief Executive Officer, received $456,250. in annual salary in 2000. Mr. Mack's salary was determined based upon the same factors used in setting other executive salaries.

     Mr. Mack received an incentive compensation award of $489,000 and 6,455 shares of restricted stock for fiscal 2000. This award reflects Mr. Mack's success in the pursuit of strategic acquisitions, the repositioning of the Company into life sciences, and the substantial improvement in financial performance achieved by the Company, as net income was increased from $44,132,000 in 1999 to more than $49,605,000 in 2000. Mr. Mack's annual compensation was directly related to the improvement in earnings in 2000 and the continued international growth of the Company.

     At its July 27th, 2000, meeting and based on the Compensation Committee's recommendation, the Board adopted the 2000 Succession Planning Incentive Program to ensure effective succession planning and transition. Under the Program the Chairman and Chief Executive Officer was awarded 175,000 Incentive Appreciation Units at the traded closing price of the Company's common stock on the date of the award. Upon a finding by the Board that a successful management transition has occurred, the award will vest not later than July 1, 2004 and may be vested by the Board at an earlier date. Thereafter, the Chairman and Chief Executive Officer may exercise the award in whole or in part and receive in cash from the Company the difference between the grant price and the traded share price on the date of exercise times the number of units exercised. The award will expire on the earlier of (i) seven years from the grant date, (ii) July 27, 2007, or (iii) a date one year after retirement or on the date the Chairman and Chief Executive Officer terminates service with the Company prior to vesting for any reason except death or total or permanent disability.

POLICY REGARDING SECTION 162(M)

     Based on current levels of base salary and annual bonuses, the Compensation Committee believes that it is highly unlikely that the Company will pay compensation to any of its executive officers for 2001 services in excess of one million dollars. Thus, the Compensation Committee has recommended no adjustment with respect to 2001 cash compensation in light of the limitation on deductibility of compensation in excess of one million dollars under Section 162(m) of the Internal Revenue Code. However, the 1993 Senior Executive Stock Option Plan, the 1994 Stock Option Plan, the 1996 Performance Stock Option Plan and the 1998 Performance Stock Option Plan were designed and stockholder approval was obtained at the 1994, 1996 and 1998 Annual Meetings in order that options granted thereunder would be exempt from the limitations contained in
Section 162(m) of the Internal Revenue Code.

                             COMPENSATION COMMITTEE

                            JOHN R. MILLER, CHAIRMAN
                             ROSINA B. DIXON, M.D.
                                WILLIAM B. KORB
                                 ROBERT LEBUHN

     The following table summarizes the compensation earned by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Executive Officers") during the previous three fiscal years for services in such capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                       ----------------------------------
                                          ANNUAL COMPENSATION                       SECURITIES
                                    --------------------------------                  UNDER-
                                                           OTHER       RESTRICTED     LYING      PAYOUTS-
                                                           ANNUAL        STOCK       OPTIONS       LTIP      ALL OTHER
                                    SALARY     BONUS    COMPENSATION    AWARD(S)      /SARS      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)        ($)(1)         ($)          (#)         ($)          ($)
---------------------------  ----   -------   -------   ------------   ----------   ----------   --------   ------------
James A. Mack..............  2000   462,500   489,000       - 0 -       199,500      130,839      - 0 -        7,650(2)
Chairman, President and      1999   412,500   463,129       - 0 -       238,835       16,349      - 0 -        7,500(2)
Chief Executive Officer      1998   400,000   550,000       - 0 -       250,000      174,000      - 0 -        7,200(2)
Claes Glassell.............  2000   317,917   220,500       - 0 -        69,125       75,000      - 0 -        7,650(2)
Executive Vice President &   1999   283,750   255,470       - 0 -       101,787        - 0 -      - 0 -        7,500(2)
COO                          1998   273,895   260,000       - 0 -        90,000       80,000      - 0 -        7,200(2)
Steven M. Klosk............  2000   262,500   206,700       - 0 -        65,919       50,000      - 0 -        7,650(2)
Executive Vice President,    1999   250,000   225,000       - 0 -        84,397        - 0 -      - 0 -        7,500(2)
Administration               1998   227,083   260,000       - 0 -        90,000       80,000      - 0 -        7,200(2)
Douglas H MacMillan........  2000   240,000   187,200       - 0 -        64,200       50,000      - 0 -        7,650(2)
Vice President & CFO         1999   232,500   209,225       - 0 -       117,031        - 0 -      - 0 -        7,500(2)
                             1998   225,000   235,000       - 0 -        60,000       80,000      - 0 -        7,200(2)
Paolo Russolo(3)...........  2000   174,962   210,034      55,000(4)     88,782       30,000      - 0 -        - 0 -
                             1999   192,967   209,251      60,000(4)     99,903        - 0 -      - 0 -        - 0 -
                             1998   190,510   167,982      58,000(4)     49,978       40,000      - 0 -        - 0 -

---------------
(1) The rule requires disclosure only when the aggregate value of these items exceeds the lesser of $50,000 or 10% of salary and bonus.

(2) Amounts indicated are attributable to Company contributions under the Company's Savings Plan.

(3) Amounts are converted from Italian Lire to U.S. Dollars based on the average exchange rate for that year.

(4) Paid pursuant to an employment arrangement assumed by the Company as part of its acquisition of Profarmaco S.r.l.

                          OPTION GRANTS IN FISCAL 2000

                               INDIVIDUAL GRANTS

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF RETURN
                                                % OF                                       OF STOCK PRICE
                                            TOTAL OPTIONS                                 APPRECIATION FOR
                                  OPTIONS    GRANTED TO     EXERCISE OR                    OPTION TERM(1)
                                  GRANTED    EMPLOYEE IN    BASE PRICE    EXPIRATION   -----------------------
NAME                                (#)      FISCAL YEAR     ($/SHARE)       DATE        5% ($)      10% ($)
----                              -------   -------------   -----------   ----------   ----------   ----------
James A. Mack...................   30,839        2.6%         34.750       10/26/10      673,958    1,707,942
James A. Mack...................  100,000        8.5%         43.625        5/25/10    2,743,553    6,952,701
Claes Glassell..................   25,000        2.1%         44.188        7/27/10      694,740    1,760,607
Claes Glassell..................   50,000        4.2%         43.625        5/25/10    1,371,776    3,476,351
Steven M. Klosk.................   50,000        4.2%         43.625        5/25/10    1,371,776    3,476,351
Douglas H. MacMillan............   50,000        4.2%         43.625        5/25/10    1,371,776    3,476,351
Paolo Russolo...................   30,000        2.5%         43.625        5/25/10      823,066    2,085,810

---------------
(1) Realizable value is presented net of option exercise price, but before taxes associated with exercise. These amounts represent assumed compounded rates of appreciation and exercise of the options immediately prior to the expiration of their term. Actual gains are dependent on the future performance of Cambrex

    Stock, overall stock market conditions, and continued employment through the exercise period. The option is not exercisable prior to six months from the date of grant and the shares that are acquired may not be sold until two years from after the grant date.

     The following table sets forth information for each Named Executive Officer with regard to the aggregate options exercised during 2000 and the aggregate stock options held as of December 31, 2000.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES(1)

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                             OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS
                          ACQUIRED ON         VALUE               FY-END (#)                  AT FY-END ($)
NAME                      EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                      ------------   ---------------   -------------------------   ----------------------------
James A. Mack...........     75,000         1,481,250           347,849/130,839             9,335,191/486,310
Claes Glassell..........     30,000         1,106,250           254,000/ 75,000             7,538,125/107,800
Steven M. Klosk.........     25,000           759,375           280,000/ 50,000             8,576,875/ 81,250
Douglas H. MacMillan....     60,000         1,331,136           120,000/ 50,000             4,369,375/ 81,250
Paolo Russolo...........     20,000           692,500            80,000/ 30,000             2,167,500/ 48,750

---------------
(1) Based upon the market value of underlying securities at exercise less the exercise price.

(2) Based upon the closing price ($45.25 per share) on December 31, 2000.

     The following graph compares the Company's cumulative total stockholder return, for a five year period, with a performance indicator of the overall stock market, the S&P Composite Index, the old, original group of peer issuers selected in 1993 and a new peer group which the Company believes more closely reflects its current businesses. Prices are as of December 31 of the year indicated.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                     CAMBREX CORP., S&P 500, AND PEER GROUP

                                           CAMBREX CORP.          S&P 500 INDEX          NEW PEER GROUP         OLD PEER GROUP
                                           -------------          -------------          --------------         --------------
31-Dec-95                                      100.00                 100.00                 100.00                 100.00
31-Dec-96                                      119.35                 122.96                  92.95                 104.29
31-Dec-97                                      168.47                 163.98                 117.91                 124.45
31-Dec-98                                      176.55                 210.85                 120.16                 107.93
31-Dec-99                                      254.52                 255.21                 120.28                 122.05
31-Dec-00                                      335.41                 231.98                 116.12                 112.40

     When the old peer group was selected in 1993 the Company manufactured and marketed a broad line of specialty chemicals, fine chemicals and some pharmaceutical chemicals and intermediates to a diverse group of customers. Because the Company's products and customers were diverse, the Company did not believe that there was a single published industry or line of business index that is appropriate for comparing stockholder return. The Peer Group selected by the Company at that time for the above Performance Graph was composed of those companies considered most comparable to the Company in terms of amount of sales, product lines and customers. Those companies included in the Old Peer Group are:
Crompton & Knowles Corporation; The Dexter Corporation; Ferro Corporation; Great Lakes Chemical Corporation; Lawter International, Inc.; Rohm and Haas Company; Stepan Company; and Witco Corporation.

     Currently the Company's commercial activities are focused on manufacturing and marketing to customers concentrated in the Life Sciences, including pharmaceutical chemicals and intermediates; the Company continues to produce and market specialty chemicals. Although the Company's products continue to be diverse, making it difficult to select a comparative peer group, the Company believes the New Peer Group to be more representative of its activities for comparing return to stockholders in terms of sales, products and customers. Those companies included in the New Peer Group are: Albany Molecular Research, Inc.(2); Charles River Laboratories International, Inc.; Clariant AG Switzerland(1); Degussa-Huls AG;

Ferro Corporation; International Specialty Products Inc.; Invitrogen Corp.(2); Lonza Group Ltd(2); Rhodia-Spon ADR(2); and Sigma-Aldrich Corporation.
---------------
(1) Clariant AG Switzerland trades only on the Zurich Stock Exchange (Switzerland).

(2) Results for these four companies are included only for the year 2000.

RETIREMENT PLANS

     Retirement benefits are based on an employee's years of service and compensation for such years. "Compensation" for the purposes of the computation of benefits, includes regular compensation, bonuses and overtime, but excludes income attributable to fringe benefits and perquisites. The retirement benefit earned for a given year of service is calculated by multiplying the participant's compensation for the year by 1% and adding to that amount 0.6% of such compensation in excess of the participant's social security covered compensation. Similar amounts are calculated for each year of service and are aggregated to obtain the annual retirement benefit, subject to the limitations imposed by the Employee Retirement Income Security Act of 1974 and related regulations ("ERISA"). For this purpose social security covered compensation is the 35-year average of the social security wage bases ending with the wage base for the year in which the participant reaches age 65.

     Although compensation includes the items mentioned above, the Company's qualified non-contributory pension plan (the "Qualified Plan") limits the maximum amount of compensation which may be taken into account for the purposes of calculating benefits to the ERISA limit, which was $170,000 during 2000. Therefore, any compensation received by any of the Named Executive Officers which exceeds this amount will not be taken into account in the calculation of their benefits under this Plan. A Supplemental Non-Qualified Pension Plan, which became effective on January 1, 1994, provides benefits based on compensation levels above the ERISA maximum compensation level.

     The following table shows the estimated aggregate annual retirement benefits payable under the Company's Qualified and Supplemental pension plans to employees listed, assuming they retire at normal retirement age (65), with benefits payable in the form of a life annuity and that pensionable compensation for all years after 2000 will be the same as 2000 pensionable compensation.

                               PENSION PLAN TABLE

                                                                       PROJECTED
                                                2000 PENSIONABLE    ANNUAL BENEFITS
NAME                                            COMPENSATION ($)     AT AGE 65 ($)
----                                            ----------------    ---------------
James A. Mack.................................      $925,629           $148,368
Claes Glassell................................      $573,387           $169,580
Steven M. Klosk...............................      $487,500           $209,207
Douglas H. MacMillan..........................      $427,200           $ 86,663
Paolo Russolo(1)..............................

---------------
(1) Mr. Russolo does not receive pensionable compensation from the Company but does receive a retirement benefit from the government of Italy.

DEFERRED COMPENSATION PLAN

     The Company has established a Non-qualified Deferred Compensation Plan for Key Executives (the "Deferred Plan"). Under the Deferred Plan, officers and key employees may elect to defer all or any portion of their pre-tax annual bonus and/or annual base salary (other than the minimum required Social Security contributions and $10,000). The deferred amount is invested in Fidelity Mutual Funds available under the Cambrex Savings Plan, except for the Cambrex Stock Fund. During 1995 the Board amended the Deferred Plan to permit officers and key employees to elect to defer Company stock which would otherwise have issued upon the exercise of Company stock options. The stock deferred will be held in a Company Stock Account, and cannot be sold and the proceeds placed in another Fidelity Fund. Transfers into the Company Stock Account are not permitted. The Deferred Plan is not funded by the Company, but the Company has established a Deferred Compensation Trust Fund to protect the account balance in the case of a change of control of the Company.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with a number of key employees, including the Named Executive Officers except Mr. Russolo, with the objective of preserving management stability in the event of a threatened or actual change of control of the Company. Under each agreement, in the event of a change of control of the Company (defined in the agreement to include certain events involving changes in ownership of the Company's stock or the composition of the Company's Board of Directors or other structural changes, but, in any case, with the Board having discretion to find other events to constitute a change of control) the employee is awarded a three-year contract of employment in substantially the same position he had prior to the start of the employment contract term. The contract of employment is at a monthly salary not less than the highest monthly salary earned by the employee during the 12 months preceding the start of the employment contract term and provides for an annual bonus and benefits comparable to those pertaining to the employee prior to the start of the employment contract term. In addition, in the event of a change of control, performance options including those granted under the 1998 Performance Stock Option Plan will become immediately exercisable regardless of publicly traded share price.

     In the event that at any time during the employment contract term, the employee's employment is terminated (i) by the Company (other than by reason of disability or for cause), or (ii) by the employee by reason of the Company's violation of the terms of the employment contract, or (iii) by the employee during the thirteenth month of the employment contract term, with or without reason, the employee will be entitled to a lump sum payment in an amount equal to the sum of (a) a ratable portion of the amount of the highest annual bonus paid to the employee during the three years prior to the year of termination, based upon the elapsed time in the year of termination, (b) up to three times the annual salary under the contract and three times such highest annual bonus, which amount declines ratably over a 36 month term for each month the employee remains employed by the Company following the first anniversary of the start of the employment contract term, and (c) the present value of the pension benefit lost by the employee by reason of the early termination of employment. In the event of such termination the employee will also be entitled to the employment benefits, such as health insurance and life insurance, to which he would have been entitled had his employment not been terminated, and to the immediate right to exercise any employee stock options notwithstanding their stated exercisability in installments. Additionally, the employment contracts provide for an additional payment to the employee to cover any excise tax payable by the employee on so-called excess golden parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended.

MANAGEMENT CONTRACTS

     During 1990 the Board of Directors authorized an agreement with Mr. Baldwin pursuant to which he might, at his election and at any time after January 1, 1994, enter into a consulting arrangement with the Company upon his resignation as an employee. Pursuant to this agreement Mr. Baldwin was obligated to provide certain financial, consulting and advisory services to the Company as determined by the Chief Executive Officer. The contract continued for the remainder of Mr. Baldwin's life at an annual fee of $140,000. In 1994 the Company reached agreement with Mr. Baldwin to restate his consulting arrangement. Under the restated arrangement, he entered into two agreements at the prior rate, the first providing for consulting services while he is able to provide such services and the second providing an additional retirement benefit for the remainder of his lifetime.

     Mr. Baldwin retired as Chief Executive Officer, on April 1, 1995 and as an employee of the Company, effective April 30, 1995 and elected to begin receiving payments under the agreement at that time. During 2000 Mr. Baldwin received $140,000 in consulting payments.

     At a meeting held on January 26, 1995, the Board of Directors authorized similar agreements with Mr. Mack at an annual rate of $100,000.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal financial controls. Management of the Company has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report to Management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee is composed of independent directors, and acts under a written charter first adopted by the Company's Governance Committee in 1995 and amended to its present form by the Audit Committee in May, 2000, when it was approved by the Board of Directors. Each of the members of the Audit Committee is independent as defined by Cambrex policy and the New York Stock Exchange listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as Cambrex's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and consults and discusses with Cambrex management, Cambrex internal audit personnel and the independent accountants, regarding the following: the plan for, and the independent accountants' report on, each audit of Cambrex's financial statements; changes in Cambrex's accounting practices, principles, controls or methodologies, or in the Company's financial statements; significant developments in accounting rules; the adequacy of Cambrex's internal accounting controls, and accounting, financial and auditing personnel; and, the establishment and maintenance of an environment at Cambrex that promotes ethical behavior.

     This year the Audit Committee reviewed and amended the Audit Committee Charter to reflect the new standards set forth in SEC regulations and the New York Stock Exchange listing standards. Generally, these changes reflect increased specificity in the Charter rather than changes in the Committee's practices. After appropriate review and discussion, the Committee determined that it had fulfilled its responsibilities under the Audit Committee Charter.

     The Audit Committee is responsible for recommending to the Board that Cambrex's financial statements be included in Cambrex's annual report. The Committee took a number of steps in making this recommendation for 2000. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, Cambrex's independent accountants for 2000, those matters PricewaterhouseCoopers communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers' independence with PricewaterhouseCoopers and received a letter from PricewaterhouseCoopers concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Cambrex management and PricewaterhouseCoopers, Cambrex's audited consolidated balance sheets at December 31, 2000 and 1999, and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000. Based on the discussions with PricewatrehouseCoopers concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements be included in Cambrex's 2000 Annual Report on Form 10-K.

                                AUDIT COMMITTEE

                            ILAN KAUFTHAL, CHAIRMAN
                              GEORGE J.W. GOODMAN
                                  ROY W. HALEY
                             KATHRYN RUDIE HARRIGAN

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Cambrex for the fiscal year ended December 31, 2000, by the Company's principal accounting firm, PricewaterhouseCoopers LLP:

Audit Fees..................................................  $
Financial Information System Design And Implementation
  Fees......................................................  $
All Other Fees..............................................  $

                      APPROVAL AND THE AUTHORIZATION OF AN
                  ADDITIONAL 40,000,000 SHARES OF COMMON STOCK

     The Board of Directors recommends that the Certificate of Incorporation be amended so as to increase the authorized number of shares of Common Stock, par value $.10 per share, from 60,000,000 to 100,000,000. The text of the proposed amendment is attached hereto as Exhibit 1.

     The total number of shares of all classes of stock which the Corporation presently has authority to issue is Sixty Five Million Seven Hundred Thirty Thousand Seven Hundred Forty Six (65,730,746) shares, to be divided into three classes consisting of (a) Sixty Million (60,000,000) shares of voting common stock of a par value of $.10 per share (hereinafter designated "Common Stock");
(b) Seven Hundred Thirty Thousand Seven Hundred Forty Six (730,746) shares of nonvoting common stock of a par value of $.10 per share (hereinafter designated "Nonvoting Common Stock"); and Five Million (5,000,000) shares of series preferred stock of a par value of $.10 per share (hereinafter designated "Preferred Stock").

     As of the close of business on January 31, 2001, of the 60,000,000 shares of Common Stock presently authorized by the Certificate of Incorporation, 25,274,603 shares were issued and outstanding, 2,193,945 shares were held as treasury shares, and 3,415,350 shares were reserved for issuance under the Corporation's stock option plans. As of the close of business on January 31, 2001, none of the Company's authorized shares of Preferred Stock was issued, but 300,000 of the Company's authorized shares of Preferred Stock were reserved for issuance pursuant to the Preferred Stock Purchase Rights Plan described below. Thus, as of the close of business on January 31, 2001, there were authorized, unissued and unreserved only 29,116,102 shares of Common Stock and 4,700,000 shares of Preferred Stock. Adoption of this proposal would increase the number of authorized, unissued and unreserved shares of Common Stock by 40,000,000.

     The Board of Directors has concluded that there is not presently authorized a sufficient number of shares of Common Stock to give the Company the ability to react quickly to today's competitive, fast changing environment. The authorized shares of Common Stock would provide the Company the necessary flexibility for actions that the Company might wish to take relating to possible financing programs, stock splits, stock dividends, acquisitions, mergers, employee benefit plans, and other corporate purposes without the expense and delay of a special stockholders' meeting to increase the authorized capital. No further action or authorization by the Company's stockholders would be necessary prior to issuance of the additional shares except as may be required by applicable law or by the rules of any stock exchange on which the Company's securities may then be listed. For example, the New York Stock Exchange, on which the Company's Common Stock is listed, currently requires specific stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the issuance of shares could result in a 20% or greater increase in the number of shares of Common Stock outstanding.

     The additional shares for which authorization is sought would be identical with the shares of Common Stock now authorized and outstanding. The Company's Common Stock has no conversion, preemptive, or subscription rights and is not redeemable.

     The proposed increase in the number of authorized shares of Common Stock is not intended to impede a change of control of the Company. Further, the Company is not aware of any current efforts to acquire control of the Company. It should be noted, however, that the additional shares could be issued in connection with defending the Company against a hostile takeover bid. The issuance of additional shares of Common Stock could have the effect of diluting earnings and book value of outstanding shares of Common Stock, could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, or could result in a private placement with purchasers who might side with the Board of Directors if they chose to oppose a specific change of control.

     The Company is presently subject to certain provisions of its Certificate of Incorporation and By-Laws that could under certain circumstances be construed to have the effect of discouraging attempts, or making it more difficult to gain control of the Company. The Certificate of Incorporation of the Company authorizes the Board of Directors to issue one or more series of Preferred Stock up to a maximum of the 5,000,000 shares presently available and to fix the numbers, designations, rights, preferences, privileges and limitations of such series. The issuance of such series could have effects similar to those described in the preceding paragraph. The Company's By-Laws limit the ability to call a special meeting of stockholders and to nominate directors or propose other proper business for consideration by stockholders at an annual meeting, other than by inclusion in the Proxy Statement and form of proxy. These By-Laws could have the effect of impeding a holder of the Company's shares from waging a proxy contest for control of the Company.

     The Company also has a Preferred Stock Purchase Rights Plan adopted in 1996 and designed to protect stockholders in the event of an unsolicited attempt to acquire the Company, whether through a gradual accumulation of shares in the open market, a partial tender offer, or other abusive takeover tactics which the Board believes are not in the best interests of stockholders. One of the features of the Rights Plan provides, as adjusted for the June 1996 stock split, that if a person or group acquires beneficial ownership of 15% or more of the Company's outstanding Common Stock, every Right will entitle its holder (other than such acquiring person or members of such group) to purchase, at the aggregate exercise price of the Right, the number of shares of the Company's Common Stock having a market value at that time of twice such aggregate exercise price. Furthermore, at any time after a person or group acquires beneficial ownership of 15% or more (but less than 50%) of the Company's Common Stock, the Board may, at its option, exchange part or all of the Rights (other than Rights held by the acquiring person or group) for shares of the Company's Common Stock on a one-share-for-each-Right basis. The increased number of authorized shares of Common Stock could be utilized to satisfy the need for shares of Common Stock in the event of an exercise of Rights or an exchange for Rights as described above. However, as stated above, this is not the Board's purpose in recommending the increase in authorized shares of Common Stock.

     Change of control provisions in the Company's incentive plans and in certain individual employment agreements could have the effect of increasing the cost of any attempt to gain control of the Company.

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company's Certificate. If the amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Law of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                       ADOPTION AND APPROVAL OF THE 2001
                         PERFORMANCE STOCK OPTION PLAN

     There will be presented to the stockholders at the Annual Meeting a proposal to approve the 2001 Performance Stock Option Plan (the "2001 Plan"). A copy of the 2001 Plan is set forth as Exhibit 2 hereto. The 2001 Plan was adopted by the Board of Directors on January 25, 2001 subject to stockholder approval.

     The 2001 Plan is intended as a means of reinforcing the commonality of interest between the Company's stockholders and its officers, directors and key employees, and as an aid in attracting and retaining officers, directors and key employees of outstanding abilities and specialized skills. The Board of Directors has determined that it is in the interest of the Company and its stockholders to provide for the availability of such Plan, and has determined that 750,000 shares of the Company's Common Stock shall be set aside for issuance to officers, directors and key employees under the Plan.

KEY EMPLOYEES' INCENTIVE PROGRAM

     The Company's executive compensation policies (see EXECUTIVE COMPENSATION above) include base salaries, as well as an annual incentive program which provides bonus payments if certain agreed financial performance criteria and personal goals are met or exceeded. In addition, long term compensation in the form of stock option awards is also available. This compensation structure has been essentially unchanged since 1990 and has fostered the Company's increasing success during this period.

     In 1989 the Company introduced a performance stock option plan (the "1989 Plan"), approved by stockholders at their 1990 Annual Meeting. Option awards under the 1989 Plan became exercisable in one-third increments if certain publicly traded stock price levels were achieved in certain time periods. The first third of the options granted became exercisable when the Company's publicly traded share price reached $14 per share for a period of 20 consecutive days during the first year following the date options were awarded. The next one-third became exercisable when the traded share price reached $17 per share during the second year, and the final one-third upon achieving a traded share price of $21. During this period, 1990 to 1992, the Company's market capitalization increased from $21,500,000 to more than $109,000,000.

     The Board recommended and the stockholders approved a second incentive stock option plan (the "1993 Plan") at a time when the Company's Common Stock was trading at approximately $19 per share. Like the 1989 Plan, the 1993 Plan provided that options would vest and become exercisable in one-third increments upon the traded share price reaching certain levels for certain periods of time. The first one-third of the options granted became exercisable when the Company's traded share price reached an average of $30 per share for 20 consecutive days during the year following the first date of grant; a second one-third when the price reached $35 per share during the second year; and the final one-third became exercisable when a $40 share price was reached. During this period, 1993 to 1995, the Company's market capitalization increased from $102,700,000 to more than $310,000,000.

     The Board recommended and the stockholders approved another incentive stock option plan (the "1996 Plan") at a time when the Company's Common Stock was trading at approximately $28 per share. Like the earlier Plans, the 1996 Plan provided that options would vest and become exercisable in one-third increments upon the traded share price reaching certain levels for certain periods of time. The first one-third of the options granted became exercisable when the Company's traded share price reached an average of $36.75 per share for 20 consecutive days during the year following the first date of grant; a second one-third when the price reached $40 per share during the second year; and the final one-third became exercisable when a $43.375 per share price was reached. During this period, 1995 to 1997, the Company's market capitalization increased from $310,000,000 to more than $549,000,000.

     The Board recommended and the stockholders approved at the 1998 Annual Shareholders' Meeting an incentive stock option plan (the "1998 Plan") at a time when the Company's Common Stock was trading at approximately $27 per share (adjusted for a 2-for-1 split in June 1998). The 1998 Plan provided that options would vest and become exercisable in one-third increments upon the traded share price reaching certain levels for certain periods of time. The first one-third of the options granted became exercisable when the Company's traded share price reached an average of $30 per share for 20 consecutive days during the year following the first date of grant; a second one-third when the price reached $35 per share during the second year; and the final one-third became exercisable when a $40 per share price was reached. During this period, 1998 to 2000, the Company's market capitalization increased from $645,000,000 to more than $986,000,000.

     In July 2000 the Board approved the 2000 Non-executive Performance Stock Option Plan reserving 500,000 shares for grant under the plan. Approximately 325,000 options have been granted to non-executive employees under the 2000 Plan.

     The 2001 Plan being presented for shareholder approval authorizes the Compensation Committee to grant stock option awards in its discretion to key employees (including officers and employee directors) of the Company, and to determine the exercise price (which may not be less than the fair market value of the shares on the date the options are granted). As in prior performance accelerated plans, options granted to officers and key employees under the 2001 Plan shall vest and become exercisable nine years after the date of grant, subject to acceleration if the publicly traded price of the Company's Common Stock equals or exceeds levels determined by the Committee within certain time periods or in the event of a change in control. Options shall have a term of no more than ten years from the date of grant.

     Generally awards to officers and other key employees by the Compensation Committee will become exercisable in one-third increments dependent on the increase in the Company's traded share price. The first one-third of any grant will accelerate and become exercisable if the traded share price increases above the grant price within one year following the date of shareholder approval of the 2001 Plan. The second one-third (and any of the first one-third not otherwise exercisable) of the award will accelerate and become exercisable if the traded share price further increases over the grant price in the second year, and the final one-third (and any options not otherwise exercisable) will become exercisable if the traded price still further increases over the grant price in the third year. In addition, to encourage retention of the key executives, no stock acquired upon exercise of an option can be sold before the expiration of three years from the date of grant.

     In granting future awards the Committee may determine these price guidelines as it deems appropriate after considering the Company's current performance and the expected changes in the Company's business environment. The options may be either Incentive Stock Options or Non-Qualified Stock Options as determined by the Committee, and no employee may be awarded options in any twelve month period to purchase more than 100,000 shares of Common Stock.

NON-EMPLOYEE DIRECTORS' PROGRAM

     The Board, at its October 28, 1993 meeting, adopted an option grant program for non-employee directors. Under the program, which was approved by shareholders at the 1994 Annual Meeting of Shareholders as part of the 1994 Stock Option Plan, each non-employee director will receive a grant of options to purchase 2000 shares of Common Stock at the first meeting of the Board of Directors following each of the Company's Annual Shareholder's meetings. Each such option will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted to non-employee directors shall be non-qualified options with a ten year term. Each option will become exercisable six months after the date of grant subject to acceleration in the event of a change of control. Options awarded under the program shall not be subject to the performance criteria described above. The Board of Directors has determined that it is in the interest of the Company and its stockholders to continue the director's program under the 2001 Plan.

     The number of shares of Common Stock subject to stock options expected to be awarded in 2001 in respect of all current non-employee directors as a group is 20,000. There are currently ten non-employee directors. The number of non-employee directors who will participate in the Non-Employee Directors' Program in the future will vary from year to year. Employees of the Company or a subsidiary, whether or not directors, are not eligible to receive grants under the Non-Employee Directors' Program of the 1996 Plan and the 1998 Plan.

GENERAL PROVISIONS

     Subject to limitations which may be imposed by the Compensation Committee at the time of grant, including the vesting provisions set forth above in the Key Employees' Incentive Program, an option may be exercised, in whole or in part, at any time and from time to time prior to its termination. Generally, options granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee. The number of shares of Common Stock and the exercise price of any option issuable under the 2001 Plan are subject to adjustment in the case of stock splits, stock dividends, reorganizations and similar events. Options may be exercised by payment of cash and/or, in certain circumstances, delivery of shares of the Company's Common Stock. The Compensation Committee may permit participants to elect to defer receipt of Common Stock which would otherwise be issued upon the exercise of options as provided in the Company's deferred compensation plans.

     The Board of Directors has the right to modify, amend, suspend or terminate the 2001 Plan in any respect and, with the consent of the optionee, may change the terms and conditions of outstanding options, provided that without stockholder approval no amendment may be made which would, (i) change the class of employees eligible to receive options, (ii) increase the total number of shares which may be purchased under the 2001 Plan, except as referred to above,
(iii) extend the termination date of the 2001 Plan, or (iv) reduce the exercise price of any option, except as referred to above. The 2001 Plan will terminate on January 22, 2011, unless sooner terminated by the Board of Directors.

     In the event an optionee's employment with the Company or a subsidiary terminates due to retirement, the optionee or his representative will generally have three months after the termination within which to exercise an Incentive Stock Option and twelve months to exercise a Non-Qualified Stock Option to the extent it was exercisable at the date of termination, but in no event will the option be exercisable beyond its stated term. In the event an optionee's employment with the Company or a subsidiary terminates due to permanent disability or death, the optionee or his representative will generally have one year within which to exercise an Incentive Stock Option or Non-Qualified Stock Option to the extent it was exercisable at the date of termination, but in no event will an Option be exercisable beyond its stated term. Any options (or portions thereof) which are not exercisable at the time the optionee's employment terminates will be canceled as of such date. If the optionee ceases to be employed by the Company or a subsidiary for any other reason, any and all rights of the optionee under any options held by him shall be forfeited unless otherwise agreed upon by the Committee.

     In the event a non-employee director ceases to serve as a director of the Company due to death, disability or retirement, any option held by such director will remain exercisable, to the extent exercisable at the date of termination, for a period of one year after termination or the remainder of the option term, if shorter. Any options which are not exercisable as of the date the director terminates service will be canceled as of such date. In the event a non-employee director ceases to serve as a director of the Company for any other reason, all options held by such director will terminate as of the date of termination.

FEDERAL INCOME TAX CONSEQUENCES

     Upon exercise of non-qualified options granted under the 2001 Plan, ordinary income is generally realized by the optionee in an amount equal to the difference between the exercise price and the fair market value on the exercise date and the Company is entitled to a deduction in an equivalent amount at the time of such exercise. In the event of any subsequent sale of such shares, gain would be recognized equal to the amount, if any, by which the sale price exceeds the tax basis of such shares. Such gain would be long-term or short-term capital gain, depending upon the period of time during which the shares were held following the date of exercise. Unlike non-qualified options, an optionee generally does not recognize taxable income upon exercise of an ISO and the Company is not entitled to any deduction. An optionee will receive long-term capital gain or loss treatment upon the sale of shares purchased through exercise of an ISO if such shares are held for more than two years after the grant of the ISO (and one year after the date of exercise). If such shares are disposed of prior to such time, the optionee will generally realize ordinary income equal to the difference between (i) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares of Common Stock on the exercise date and (ii) the exercise price. Any such ordinary income recognized by the optionee is deductible by the Company.

     The aggregate fair market value of the shares of stock with respect to which ISO's are exercisable for the first time by a participant under the 2001 Plan, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Internal Revenue Code on the date of grant). The Company's Common Stock traded at a level of $48.00 per share at the date of this Proxy Statement.

     Approval of the adoption of the 2001 Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Stockholders. Abstention from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected PricewaterhouseCoopers L.L.P. to be the Company's independent accountants for 2001, subject to the approval of the stockholders.

     PricewaterhouseCoopers L.L.P. was engaged on March 19, 1992. A representative of PricewaterhouseCoopers L.L.P. is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2002

     Stockholder proposals intended to be presented at the 2002 Annual Meeting must be received by the Company not later than November 22, 2001, in order to be included in the Company's Proxy Statement for the 2002 Annual Meeting. In addition, the Company's By-laws provide that any stockholder wishing to present a nomination for the office of director before a stockholder meeting for a vote must give the Company at least 90 days advance notice, any stockholder wishing to bring a proposal or other business before a stockholder meeting for a vote must give the Company at least 60 days advance notice, and that both such notices must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of such By-law provisions from the Secretary of Cambrex Corporation.

                                                 By Order of the Board of
                                                 Directors.

                                                       Peter E. Thauer,
                                                           Secretary

March 16, 2001

     UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2000. REQUESTS SHOULD BE DIRECTED TO MR. DOUGLAS MACMILLAN, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER, CAMBREX CORPORATION, ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NJ 07073. SUCH REPORT WILL BE FURNISHED WITHOUT EXHIBITS. COPIES OF THE EXHIBITS TO SUCH ANNUAL REPORT WILL BE FURNISHED TO REQUESTING STOCKHOLDERS UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE SAME.

                                                                       EXHIBIT 1

                             PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CAMBREX CORPORATION
                            ------------------------

                         PARAGRAPH 1 OF ARTICLE FOURTH
                            ------------------------

     FOURTH: The total number of shares or all classes of stock which the Corporation shall have the authority to issue is 86,263,835 shares, consisting of 400,000 shares of Class A 8.25% Cumulative Preferred Stock, par value $.10 per share (the "Class A Preferred"), 40,597 shares of Class B 8.25% Cumulative Convertible Preferred Stock, par value $.10 per share (the "Class B Preferred), 19,403 shares of Class C Convertible Preferred Stock, par value $.10 per share (the "Class C Preferred"), 73,089 shares of Class D 8% Convertible Preferred Stock, par value $.10 per share (the "Class D Preferred"), 5,000,000 shares of Series Preferred Stock, par value $.10 per share (the "Series Preferred Stock"), 730,746 shares of Nonvoting Common Stock, par value $.10 per share (the "Nonvoting Common"), and 80,000,000 shares of Common Stock, par value $.10 per share (the "Voting Common"). The Class B Preferred and the Class C Preferred are referred to herein collectively as the "1981 Convertible Preferred Stock"; the 1981 Convertible Preferred Stock and the Class A Preferred are referred to herein collectively as the "1981 Preferred Stock"); the 1981 Preferred Stock and the Class D Preferred are referred to herein collectively as the "Preferred Stock"; and the Voting Common and the Nonvoting Common are referred to herein collectively as the "Common Stock". A share of Preferred Stock will be referred to herein as a "Share". The Voting Common is also referred to herein as the "Class A Common" and the Non-voting Common is also referred to herein as the "Class B Common". Unless otherwise provided, other capitalized terms used in Section A of this Article FOURTH are defined in subdivision VI thereof, other capitalized terms used in Section C of this Article FOURTH are defined in subdivision VIII thereof and definitions set forth in any Section of this Article FOURTH apply only to capitalized terms used in such Section. All cross-references in each Section of this Article FOURTH refer to other parts, paragraphs and subdivisions in such Section unless otherwise indicated.

                                                                       EXHIBIT 2

                              CAMBREX CORPORATION
                                      2001
                         PERFORMANCE STOCK OPTION PLAN

1. PURPOSE

     The Plan is intended to expand and improve the profitability and prosperity of Cambrex Corporation for the benefit of its Stockholders by permitting the Corporation to grant to its directors and key employees Options to purchase shares of the Corporation's Stock. These awards are intended to provide additional incentive to such personnel by offering them a greater stake in the Corporation's continued success. The Plan is also intended as a means of reinforcing the commonality of interest between the Corporation's stockholders and its directors, officers and other key employees, and as an aid in attracting and retaining directors and key employees of outstanding abilities and specialized skills.

2. DEFINITIONS

     For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

          (a) "Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of an Award granted to such Participant.

          (b) "Award" shall mean a Stock Option granted to a Participant.

          (c) "Beneficiary" shall mean the person or persons who shall receive, if the Participant dies, any Option exercise rights.

          (d) "Board" shall mean the Board of Directors of the Corporation.

          (e) "Change in Control" shall mean the occurrence of any of the following events:

             (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") but excluding for this purpose the Corporation or its subsidiaries or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either the then outstanding shares of Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

             (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a member of the Board subsequent to the date hereof whose election or nomination for election by the Corporation's stockholders (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered a member of the Incumbent Board; or

             (iii) approval by the stockholders of the Corporation of either a reorganization, or merger, or consolidation, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities, or a liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation; or

             (iv) any other event or series of events which is determined by a majority of the Incumbent Board to constitute a Change of Control for the purposes of the Plan.

          (f) "Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be the Fair Market Value on the date on which the cash out described in Paragraph 10(a) occurs.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

          (h) "Committee" shall mean the Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board with respect to awards to employees. Each member of the Committee, while serving as such, shall also be a member of the Board, and shall be both an outside director within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act .

          (i) "Common Stock" shall mean the Class A Common Stock of the Corporation having a par value of $0.10 per share.

          (j) "Corporation" shall mean Cambrex Corporation, a Delaware corporation.

          (k) "Employee" shall mean any person who is employed on a full time basis by the Corporation or any Subsidiary, including a person who is also a member of the Board, and who is compensated, at least in part, on a regular salary basis.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "Exercise Price" shall mean the price for which a Participant may exercise his Stock Option to purchase a stated number of shares of Common Stock, established pursuant to Paragraph 6 of the Plan.

          (n) "Fair Market Value" shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

          (o) "Incentive Stock Option" shall mean a Stock Option which is intended to meet and comply with the terms and conditions for an "incentive stock option" as set forth in Section 422 of the Code.

          (p) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Corporation or any Subsidiary.

          (q) "Participant" shall mean a Non-Employee Director or Employee who is granted an Award under the Plan.

          (r) "Plan" shall mean the Cambrex Corporation 1998 Performance Stock Option Plan as set forth herein and as amended from time to time.

          (s) "Stock Option" or "Option" shall mean a right, including an Incentive Stock Option and a Nonqualified Stock Option which does not meet the requirements of Section 422 of the Code, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax "qualified" stock options which may be incorporated and defined in the Code as it may from time to time be amended.

          (t) "Subsidiary Corporation" or "Subsidiary" shall mean any corporation which is a subsidiary corporation of the Corporation as defined in Section 424(f) of the Code.

3. ADMINISTRATION

     (a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

     (b) The determination of those Employees eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

     (c) Notwithstanding the foregoing, the Plan shall be administered such that any Non-Employee Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Exchange Act, as such Rule is in effect on the effective date of the Plan and as it may be subsequently amended, for purposes of such Director's ability to serve on any committee charged with administering any of the Corporation's stock based plans for executive officers intended to qualify for exemptive relief available under Rule 16b-3.

4. COMMON STOCK LIMITS

     The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 600,000 shares, subject to adjustment in accordance with Paragraph 9 of the Plan. No Participant shall be granted Options to purchase more than 100,000 shares of Common Stock in any twelve month period. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or reacquired shares of Common Stock. If any Option granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Option shall be available for use under the Plan.

5. ELIGIBILITY FOR PARTICIPATION

     (a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to Non-Employee Directors and key Employees.

     (b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422(b)(6) of the Code, unless the Option meets the requirements of Section 422(c)(5) of the Code.

6. STOCK OPTIONS -- TERMS AND CONDITIONS

     All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

          (a) Price: The Exercise Price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of Award.

          (b) Period: Except as provided in Paragraph 6(f) below, the Committee may establish the term of any Option awarded under the Plan, provided, however, that an Option shall expire no later than ten (10) years from the date of Award.

          (c) Time of Exercise: Subject to the provisions of Paragraph 10 below, the Committee shall establish installment exercise terms in Awards to Employees based on the Company's publicly traded share price, and may establish installment exercise terms based on the passage of time or otherwise, such that the Option becomes fully exercisable in a series of cumulating portions. The Committee may also establish other conditions of exercise as it shall determine and may accelerate the exercisability of any Option granted to an Employee under the Plan.

          (d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being exercised. Payment may be made: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) through the delivery of shares of Common Stock which have been held by a Participant for at least six months with a value equal to the Option Price, provided that the use by an Employee (but not a Non-Employee Director) of previously acquired shares shall be subject to the approval of the Committee, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant.

          (e) Special Rules for Incentive Stock Options: Notwithstanding any other provision of the Plan, in the case of any Incentive Stock Option granted under the Plan, the following provisions will apply:

             (i) The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under the Plan or any other plan of the Corporation or any Subsidiary or any corporation which is a parent corporation (as defined in Section 424(e) of the Code) of the Corporation, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is awarded).

             (ii) Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (A) within two years after the date of the grant of the Option under which the stock was acquired or (B) within one year after the acquisition of such shares shall notify the Corporation of such disposition and of the amount realized upon such disposition.

          (f) Special Rules for Grants to Non-Employee Directors:
     Notwithstanding any other provision of the Plan, grants to Non-Employee Directors shall be made pursuant to the following provisions:

             (i) On the date of the first meeting of the Board after each Annual Meeting of Stockholders of the Company occurring during the term of this Plan, each Non-Employee Director shall receive an award of Non-qualified Options to purchase 500 shares of Common Stock;

             (ii) All options granted to Non-Employee Directors pursuant to paragraph (i) shall have an exercise price equal to the fair market value of the Common Stock on the date of grant, a term of ten years, and shall become exercisable, subject to the provisions of the Plan, six months after the grant date; and

             (iii) Non-Employee Directors shall not be eligible for any grants under the Plan other than those provided for in paragraph (i) above.

          (g) Proceeds on Exercise: The proceeds of the sale of the Common Stock subject to Option are to be added to the general funds of the Corporation and used for its corporate purposes.

          (h) Deferral on Exercise: If the Corporation maintains an appropriate deferred compensation plan available for such purpose, the Committee, in its discretion, may permit a Participant to elect to defer the receipt of Common Stock which would otherwise be issued upon the exercise of Options as provided in such deferred plan.

7. TERMINATION OF EMPLOYMENT

     (a) In the event a Participant (other than a Non-Employee Director) shall cease to be employed by the Corporation or any Subsidiary while he is holding one or more Options, each outstanding Option, or any portion thereof, which is exercisable on the date of such termination shall expire at the earlier of the expiration of its term or the following:

          (i) one year, in the case of a "non-qualified" Stock Option, and three months, in the case of an Incentive Stock Option, after termination due to normal retirement, late retirement or earlier retirement with Committee consent, under a formal plan or policy of the Corporation;

          (ii) one year after termination due to disability within the meaning of Section 22(e)(3) of the Code as determined by the Committee;

          (iii) one year after the Participant's death; or

          (iv) coincident with the date of termination if due to any other reason, except as and to the extent that the Committee may determine otherwise. In the event of death within the up to three month or one year period set forth in clause (i) above, as appropriate, after normal or early retirement while any portion of the Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant's death but not beyond the expiration of the term of the Option.

     (b) For the purposes of this paragraph 7, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any Subsidiary on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant. In the case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals ninety
(90) days or the date when the Participant's right to reemployment with the Corporation or such Subsidiary shall no longer be guaranteed either by statute or contract.

     Unless otherwise determined by the Committee, any portion of an Option held by a Participant (other than a Non-Employee Director) that is not exercisable on the date such Participant's employment terminates shall expire as of such termination date.

8. TERMINATION OF SERVICE AS DIRECTOR

     (a) In the event a Director shall cease to serve as a Director of the Corporation while he or she is holding one or more Options, each outstanding Option which is exercisable as of the date of such termination shall expire at the earlier of the expiration of its term or the following:

          (i) one year after termination of service due to retirement under a mandatory retirement policy of the Board as may be in effect on the date of such termination of service;

          (ii) one year after termination of service due to disability within the meaning of Section 22(e) (3) of the Code;

          (iii) one year after termination of service due to the Director's death; or

          (iv) coincident with the date service terminates for any other reason.

     (b) Any Options which have not become exercisable as of the date a Director ceases to serve as a Director of the Corporation shall terminate as of such date.

9. ADJUSTMENTS

     In the event that a stock dividend, stock split or other subdivision, recapitalization, reorganization, merger, consolidation or change in the shares of Common Stock, extraordinary cash dividend, spin-off or other similar event affects the Common Stock, then if the Committee shall determine in its sole discretion that such change equitably requires an adjustment in the number or kind of shares which may be awarded under the Plan or in the number or kind of shares covered by any outstanding Options, and/or in such Option's Exercise Price, such adjustments shall be made by the Committee and shall be conclusive and binding upon eligible Participants and for all purposes of the Plan.

10. CHANGE IN CONTROL

     (a) Accelerated Vesting and Payment. Subject to the provisions of Paragraph 10(b) below, in the event of a Change in Control, each Option (including an Option held by a Non-Employee Director) whether or not currently exercisable shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change of Control Price over the Exercise Price for such Option.

     (b) Alternative Awards. Notwithstanding Paragraph 10(a), no cancellation and cash settlement shall occur with respect to any Award or class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change of Control;

          (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award;

          (iii) have substantially equivalent economic value to such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after a Change in Control); and

          (iv) have terms and conditions which provide that following a Change of Control, any conditions on a Participant's rights under, or any restrictions or conditions on transfer or exercisability applicable to each such Award, shall be waived or lapse as the case may be.

11. AMENDMENT AND TERMINATION OF PLAN

     (a) The Board, without further approval of the Stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the Stockholders, which would:

          (i) materially modify the eligibility requirements for Participants;

          (ii) increase the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with Paragraph 9 under the Plan;

          (iii) decrease the minimum Exercise Price per share;

          (iv) extend the period for granting Stock Options.

     (b) No amendment may be made to Paragraph 6(f) or any other provision of the Plan relating to Options granted to or held by Non-Employee Directors within six months of the last date on which any such provision was amended.

     (c) No amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to her or him under the Plan.

     (d) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

12. GOVERNMENT AND OTHER REGULATIONS

     The granting of Stock Options under the Plan and the obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

13. UNFUNDED PLAN

     The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants or Awards under this Plan.

14. MISCELLANEOUS PROVISIONS

     (a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary corporation of the Corporation and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement.

     (b) Rights to Serve as a Director: This Plan shall not impose any obligation on the Company to retain any individual as a Non-Employee Director nor shall it impose any obligation on the part of any Non-Employee Director to remain as a director of the Company, provided that each Non-Employee Director by accepting each award under the Plan shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until its next annual meeting of stockholders and that he agrees to do so unless a change in circumstances arises.

     (c) No Obligation to Exercise Option: The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

     (d) Who Shall Exercise: During a Participant's lifetime, Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee in the case of Options which are not Incentive Stock Options.

     (e) Non-Transferability: Unless the Committee shall permit (on such terms and conditions as it shall establish) an award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Corporation."

     (f) Withholding Taxes: The Corporation may require a payment to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Corporation withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be equal to the Fair Market Value of the Common Stock, as determined on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Each Election must be made prior to the Tax Date pursuant to such rules as the Committee shall establish. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     (g) Plan Expenses: Any expenses of administering this Plan shall be borne by the Corporation.

     (h) Legal Considerations: The Corporation shall not be required to issue shares of Common Stock under the Plan until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, including, if necessary, appropriate written representations from Participants.

     (i) Other Plans: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

     (j) No Warranty of Tax Effect: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for foreign, federal, state or local tax purposes of any Awards.

     (k) Construction of Plan: The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware.

15. STOCKHOLDER APPROVAL AND EFFECTIVE DATES

     This Plan shall become operative and in effect on such date as it shall be approved by the stockholders of the Corporation. No Option shall be granted hereunder after the expiration of ten years following the date of adoption of the Plan by the Board of Directors.

                                                                       EXHIBIT 3

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                              CAMBREX CORPORATION

I. AUTHORITY

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Cambrex Corporation (the "Corporation") is established pursuant to
Article V, Section 2 of the Corporation's By-Laws and Section 141 of the Delaware General Corporation Law.

II. PURPOSE

     1. The Committee's purpose is to provide assistance to the Board in fulfilling their oversight responsibility to shareholders, potential shareholders, the investment community, and others relating to the
Corporation's:

          A. Financial statements and the financial reporting process,

          B. Systems of internal accounting and financial controls,

          C. Internal audit function,

          D. Annual independent audit of the financial statements, and

          E. Legal compliance and ethics programs as established by management and the Board.

     2. It is the responsibility of the Committee to maintain free and open communications between the Committee, the independent auditors, the internal auditors and the management of the Corporation and its subsidiaries. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records facilities and personnel of the Corporation and the power to retain outside counsel, or other experts for this purpose.

     3. The Committee shall have a formal written charter adopted by the Board. The Charter shall specify:

          A. The scope of the Committee's responsibilities and how it carries them out, including, structure, process and membership requirements,

          B. The independent auditor's ultimate accountability to the Board and the Committee, which have ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent auditors.

          C. The Committee responsibility for taking, or recommending that the full Board take, appropriate action to oversee independence of the independent auditors, and

          D. The Committee responsibility for ensuring that it obtains from the independent auditors a formal written statement delineating all relationships between the auditor and the company, and its responsibility for discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

     4. While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

     5. Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of members of the Committee.

III. COMPOSITION OF THE AUDIT COMMITTEE

     1. The Committee shall be comprised of three or more directors as determined by resolution of the Board. Consistent with the appointment of other Board Committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman.

     2. Each member of the Committee shall be independent of management and the Corporation within the meaning of the NYSE Rule 303.01(B)(3) and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members with a business relationship with the Corporation may serve on the Committee if the Board determines that the relationship does not interfere with the director's exercise of independent judgment.

     3. All Committee members must be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic financial and accounting practices and an ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

     4. At least one member of the Committee shall have accounting or related financial management expertise. Financial management expertise shall be determined by the Board in the exercise of its business judgment, and may include past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

IV. RESPONSIBILITIES

     1. The primary responsibility of the Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the over all corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     2. The following shall be the principle recurring processes of the Committee in carrying out its oversight responsibilities. These processes serve as a guide with the understanding that the Committee may revise or supplement them as appropriate.

          A. The Committee must review and reassess the adequacy of this Charter annually.

          B. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee. The Committee shall have ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the proposed independent auditor for shareholder approval in any proxy statement). The Committee shall ensure that the independent auditor submits, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Corporation. The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the aforementioned written disclosures that may impact the auditor's objectivity and independence. As needed, the Committee will recommend that the Board take appropriate action to satisfy itself of the auditor's independence. Annually, the Committee shall review and recommend to the Board the selection of the Corporation's independent auditors, subject to shareholders approval.

          C. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Corporation's system to monitor and manage business risk, and legal and ethical compliance programs. The Committee will meet with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

          D. The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. [The Chair of the Committee may represent the entire committee for the purposes of this review].

          E. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

          F. With respect to the responsibilities listed above, the Committee should:

             (1) Report regularly to the Board on its activities, as appropriate,

             (2) Exercise reasonable diligence in gathering and considering all material information,

             (3) Understand and weigh alternative courses of conduct that may be available,

             (4) Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action, and

             (5) If the Committee deems it appropriate, retain independent accountants to assist the Committee in fulfilling its duties and responsibilities.

V. MEETINGS

     1. The Committee shall meet with such frequency and at such intervals as it deems necessary to carry out its duties and responsibilities. The presence in person or by telephone of a majority the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

          A. The Chairman should work with the Chief Financial Officer, the Director -Internal Audit and management to establish agendas for Committee meetings.

          B. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

          C. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and make copies of such minutes available to the Board.

     2. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation's periodic financial statements prior to their filing with the Securities and Exchange Commission.

     3. As part of its job to foster open communications, the Committee shall meet at least annually with management, the Director -- Internal Audit, and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed in private.

VI. REPORTING REQUIREMENTS

     1. The Committee has reporting requirements to the New York Stock Exchange, the Securities and Exchange Commission and the Board.

     2. The New York Stock Exchange requires a written affirmation to be submitted annually after the Board appoints the Audit Committee, and at any subsequent time when the composition of the Committee changes. The written affirmation shall address:

          A. The composition of the Committee and any determination made by the Board regarding the independence of the Committee members;

          B. The financial literacy of the Committee members;

          C. The determination that at least one of the Committee members has accounting or related financial management expertise; and

          D. The annual review and reassessment of the adequacy of the Committee's Charter.

     3. The Securities and Exchange Commission requires the proxy statement to include the following disclosures:

          A. Audit Committee members must be independent as defined by the New York Stock Exchange. If the Board decides, as allowed by the NYSE rules, to appoint one director to the Committee who is not independent, the next annual proxy statement must disclose the nature of the relationship causing the director to not be independent and the reason's for the Board's determination.

          B. State whether the Company has adopted a written charter and, if so, include a copy at least every three years as an appendix to the proxy statement.

          C. Include the Audit Committee report in the annual proxy statement, followed by the names of the Committee members stating whether the
     Committee:

             (1) Reviewed and discussed the audited financial statements with management,

             (2) Discussed with the independent auditors, the matters requiring discussion by Statements of Auditing Standards No. 61,

             (3) Received the written disclosures and letters from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence,

             (4) Based on the above, recommended to the full Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     4. The Committee should report regularly to the Board on its activities, as appropriate.

                              CAMBREX CORPORATION

Solicited by Board of Directors for 2001 Annual Meeting of Stockholders

     The undersigned stockholder of Cambrex Corporation, (the "Company") hereby appoints C.C. Baldwin, Jr., J. A. Mack and D.H. MacMillan, and each of them acting singly and each with power of substitution and resubstitution, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Company to be held on April 26, 2001 at 1:00 p.m. at the Sheraton Meadowlands Hotel, Meadowlands Plaza, East Rutherford, New Jersey and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorneys and proxies are instructed to vote as indicated on the reverse side hereof the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy Statement, each dated March 16, 2001.

     THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 4 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO.1), "FOR" THE AUTHORIZATION OF AN ADDITIONAL 40,000,000 SHARES OF COMMON STOCK OF THE CORPORATION, PAR VALUE $.10 PER SHARE (PROPOSAL NO.2), "FOR" THE APPROVAL OF THE 2001 PERFORMANCE STOCK OPTION PLAN (PROPOSAL NO.3), AND "FOR" APPROVAL OF THE SELECTION OF ACCOUNTANTS (PROPOSAL NO. 4), UNLESS OTHERWISE MARKED.

                                       Please Complete And Sign Proxy On Reverse
                                           Side And Return In Enclosed Envelope.

[X] Please mark your votes as in this example.


1. ELECTION OF DIRECTORS FOR WITHHOLD Nominees: Rosina B. Dixon, Roy W. Haley, Leon J. Hendrix, Jr., Ilan Kaufthal

For except vote withheld from the following nominee(s)

______________________________________________________


2. Approval of the Authorization of an Additional 40,000,000 Shares of Common Stock, par value $.10 per share

            FOR               AGAINST          ABSTAIN

3. Approval of the 2001 Performance Stock Option Plan

            FOR               AGAINST          ABSTAIN

4. Approval of the appointment of PricewaterhouseCoopers L.L.P. as independent public accountants for 2001

            FOR               AGAINST          ABSTAIN


Signature(s)_______________________________________________ Date_______________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.